UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013 (April 15, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, Chesapeake Energy Corporation (the “Company”) and Aubrey K. McClendon, the Company’s co-founder and former director, Chief Executive Officer and President, entered into the Founder Separation and Services Agreement, effective as of January 29, 2013 (the “Separation Agreement”), in connection with his previously announced separation from the Company on April 1, 2013.  The Separation Agreement provides that Mr. McClendon will receive all of the rights, benefits and obligations owed to him for a termination without cause under his employment agreement. For purposes of calculating the cash compensation payable to Mr. McClendon thereunder, annual base salary and bonus compensation are $975,000 and $1,950,000, respectively.  The Separation Agreement provides that this compensation will be paid in 33 installments of $112,500 per pay period (except for the first pay period, which will be prorated to reflect Mr. McClendon’s active employment on April 1, 2013), commencing April 12, 2013 through July 3, 2014, plus a lump sum payment in the amount of $7,237,500 on July 1, 2014 in full satisfaction of the remaining payments that would have otherwise been made through December 31, 2016.  Mr. McClendon will also receive $112,500 for accrued and unused vacation.  The Separation Agreement provides that the grants of restricted stock, stock options and performance share units made to Mr. McClendon pursuant to the Company’s Amended and Restated Long Term Incentive Plan in 2013 (the “2013 LTIP Grant”) will not be subject to accelerated vesting and, instead, the 2013 LTIP Grant will vest in three equal annual installments beginning January 29, 2014 in accordance with the terms of the agreements relating thereto.  All other outstanding equity compensation rights became 100% vested immediately after Mr. McClendon’s resignation as a director and separation from employment with the Company on April 1, 2013.  Pursuant to the Separation Agreement, no later than April 19, 2013, the Company will also transfer (in a manner that affords the full right to use, but not the ownership of) a 28.125% interest in a Citation X aircraft to an entity controlled by Mr. McClendon until December 31, 2016, and during this period will pay all costs, fees and expenses associated with such interest (other than special catering and ground transportation), in fulfillment of the Company’s obligations under Mr. McClendon’s employment agreement requiring him to use Company aircraft through the expiration of the employment agreement.  In addition, he will continue to receive certain designated benefits from the Company through June 30, 2014 and will then receive a lump sum payment of $26,320 in exchange for termination of any remaining benefit continuation.

Under the Separation Agreement, Mr. McClendon also has agreed, for one year from the effective date of January 29, 2013, not to hire any employee of the Company as of or after April 1, 2013, except for (a) employees that have been assigned to him to provide the accounting support set forth in his employment agreement, (b) any employee assigned to Mr. McClendon as an assistant, (c) any employee who has been terminated by the Company (but who has not voluntarily departed the Company), (d) any employee who elects (or has elected) to accept any voluntary severance or retirement program offered by the Company or (e) any employee for whom the Company consents in advance to the soliciting and hiring by Mr. McClendon.  In addition, if, during the relevant non-competition period set forth in Mr. McClendon’s employment agreement, Mr. McClendon acquires, attempts to acquire or aids another in the acquisition of an interest in oil and gas assets or certain other oil and gas activities within a spacing unit in which the Company owned an oil and gas interest on April 1, 2013, other than additional interests that Mr. McClendon may acquire in jointly owned spacing units through the exercise of his rights as a joint interest owner (the “Restricted Properties”), the Company has a preferential right to purchase any such Restricted Properties at the cost paid by Mr. McClendon.  If Restricted Properties constitute more than 40% of the properties being acquired by Mr. McClendon, in addition to such preferential right, the Company’s consent is required for the completion of the acquisition.

The Separation Agreement also confirms that Mr. McClendon will retain all rights and benefits under the Founder Well Participation Program (“FWPP”) until June 30, 2014.  Consistent with Mr. McClendon’s prior election to participate in the FWPP through June 30, 2014, he is obligated to participate in each eligible program well spud on or before June 30, 2014, subject to the terms and conditions of the FWPP.

Pursuant to the Separation Agreement, on April 18, 2013, the Company, Mr. McClendon and certain affiliates of Mr. McClendon (the “Founder Affiliates”) entered into a Founder Joint Operating Services Agreement, effective as of January 29, 2013 (the “Joint Operating Services Agreement”), relating to the jointly developed oil and gas wells, increased density locations, leases and acreage jointly owned by the Company and the respective Founder Affiliates (the “Joint Interests”).  The Joint Operating Services Agreement is intended to enable the parties to maintain and continue their previously developed methods and practices for access to and sharing of information essential for the efficient administration of their respective interests in the Joint Interests and to provide a framework for the continued efficient administration thereof.  The Company will continue to provide reserve reports on Joint Interests through no later than December 31, 2016, and the Founder Affiliates will reimburse the Company for the costs of such services.  Through June 30, 2014, the Company will provide to Mr. McClendon and the Founder Affiliates data, licenses and services related to Joint Interests as well as certain transition services reasonably necessary or appropriate to effect the orderly transfer to the Founder Affiliates of land administration and reserve engineering services relating to the Joint Interests.  In addition, the Company will continue to provide certain routine monthly services.  Routine services relating to the preparation of schedules and exhibits to mortgages will be billed to the applicable Founder Affiliates at a monthly rate of $50,000 as part of the monthly joint interest billings beginning July 1, 2014, subject to termination or reduction in services as well as an annual adjustment.  The Company will recoup its costs of providing other routine services set forth in the Joint Operating Services Agreement through standard overhead billings pursuant to the terms of any applicable joint operating agreements with the Founder Affiliates.  The Company will provide a monthly credit of $50,000 in the aggregate to reduce the marketing fees billed by the Company or its affiliates under the existing marketing fee arrangements between the Founder Affiliates and the Company or its affiliates beginning April 1, 2013, provided that the credit may not reduce the marketing fees below zero in any month.  The Joint Operating Services Agreement also provides that if the Company agrees to sell all or a portion of the Company’s Joint Interests in an area or play, the Company or the applicable Founder Affiliate may elect to include the applicable Founder Affiliates’ Joint Interests in the sale transaction (in the same proportion as those being sold by the Company in the sale transaction), with the applicable Founder Affiliates to receive their respective portion of the sale proceeds from any such sale transaction.

Finally, pursuant to the Separation Agreement, on April 18, 2013, the Company and Mr. McClendon entered into a Map Sale Rescission Agreement, effective April 1, 2013 (the "Map Sale Rescission Agreement"), to memorialize the terms, as set forth in a litigation settlement agreed to by the Company and certain plaintiff shareholders following the trial court's dismissal of their claim, of the rescission of the 2008 sale of a historical map collection by Mr. McClendon to the Company.  The Map Sale Rescission Agreement provides for the storage and care of the map collection pending a final non-appealable judgment in the litigation, and establishes a procedure to facilitate such rescission.  The settlement, which was approved by the District Court of Oklahoma County, Oklahoma on January 30, 2012, has been appealed and, at this time, it is unknown when such appeal will be resolved.

The descriptions of the Separation Agreement, the Joint Operating Services Agreement and the Map Sale Rescission Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement, the Joint Operating Services Agreement and the Map Sale Rescission Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01 Other Events.

On April 15, 2013, the Company issued a press release announcing the expiration and final results of its previously announced cash tender offers to purchase any and all of its 7.625% Senior Notes due 2013 and its 6.875% Senior Notes due 2018. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      April 19, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Founder Separation and Services Agreement, effective as of January 29, 2013, by and between Aubrey K. McClendon and Chesapeake Energy Corporation.

10.2
Founder Joint Operating Services Agreement, effective as of January 29, 2013, by and among Chesapeake Energy Corporation, Aubrey K. McClendon, Arcadia Resources, L.P., Larchmont Resources, L.L.C., Jamestown Resources, L.L.C., and Pelican Energy, L.L.C.

10.3	Map Sale Rescission Agreement, effective as of April 1, 2013, by and between Aubrey K. McClendon and Chesapeake Energy Corporation

99.1	Chesapeake Energy Corporation press release dated April 15, 2013